As filed with the Securities and Exchange Commission on December 4, 2013
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	7359	27-1662812
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

49 Main Street
New Egypt, NJ 08533
Tel: (203) 456.8088
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Christopher Neuert
President
Compliance & Risk Management Solutions Inc.
49 Main Street
New Egypt, NJ 08533
Tel: (203) 456-8088
(Name, address, including zip code and telephone number, including area code of, agent for service)

Copies of communications to:
Gregory R. Carney, Esq.
Marc A. Indeglia, Esq.
Indeglia & Carney
1299 Ocean Ave, Suite 450
Santa Monica, CA 90401
Tel No.:  310-982-2720
Fax No.: 310-458-8007

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered1	Proposed Maximum Offering Price Per Unit2	Proposed Maximum Aggregate Offering Price3	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,508,000	$0.12	$180,960	$25

(1)  Includes 508,000 shares being offered by our current shareholders (the “Selling Shareholders”) and 1,000,000 shares being offered by the Company (the “Company Shares”)
(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria.   Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in the initial founding private placement.   The price of $0.12 is a fixed price at which the Selling Shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.  The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  The Company Shares may only be sold after this registration statement is declared effective.
(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED December 4, 2013

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC

UP TO 1,508,000 SHARES OF COMMON STOCK

Compliance & Risk Management Solutions Inc. (“CRM”, “we”, “us”, “our”, the “Company”) is offering for sale a maximum of up to 1,000,000 shares of its common stock (the “Company Shares”) and the selling shareholders are offering 508,000 shares of our common stock held by them.   The selling shareholders may be deemed underwriters of the shares of common stock, which they are offering.  The selling stockholders will receive all proceeds from the sale of stock in held by them in this offering

Our common stock is presently not traded on any market or securities exchange. The 508,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.12 per share until our shares are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices. Upon completion of this offering, we will attempt to have our common stock quoted on the OTCBB.  However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares under this prospectus.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The Company Shares are being offered at a fixed price of $0.12 per share.   There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered Company Shares that are sold by us. If all of the Company Shares being offered are not sold, there is the possibility that the amount raised may be minimal and might not even cover the cost of this offering, which the Company estimates at $30,000.

The offering for our Company Shares is being conducted on a self-underwritten, best efforts basis, which means our President Christopher Neuert will attempt to sell the Company Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended.   This prospectus will permit our President to sell the Company Shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.

There is no minimum offering and the primary offering for our Company Shares will conclude when upon the earlier of (i) the date on which all 1,000,000 Company Shares have been sold, or (ii) 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  The Company may at its discretion extend the offering of Company Shares for an additional 90 days.  All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off or rescission right).    The proceeds from the sale of Company Shares will be placed directly into the Company’s account; any investor who purchases Company Shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. For more information, see the section of this prospectus entitled “Plan of Distribution.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  _____________, 2013

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors” beginning on page 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Information

Our Company Overview

We are a corporate governance, risk and compliance management (“GRC” or “Risk Mitigation”) business services  and technology solutions (“GRC Solutions”) firm.   Our GRC Solutions bring people, process and software tools to help clients more effectively and cost efficiently handle their Risk Mitigation efforts.    Our business services include staffing search and placement and contract consulting.    Our technology solutions represent, what we believe, are the most effective software tools a client can use based upon their unique Risk Mitigation needs.    Our practice areas and GRC Solutions are industry and position specific.   We believe that our position specific and industry specialization will enable us to better understand our clients’ culture, operations, business strategies and industries.

Our initial industry focus is on the financial services and money management industries (collectively, the “Managed Money Group”).   We believe that the increasing attention being given to the need for GRC will lead to a significant opportunity to help both small and large organizations build and support effective and cost efficient Risk Mitigation frameworks.  Our initial targeted clients within the Managed Money Group are; FINRA broker dealers, registered investment advisory firms, hedge funds, private equity firms, non-profits and family offices.    Our industry specific GRC solutions are designed and delivered based upon what we believe are the biggest Risk Mitigation challenges facing our targeted customer base.

We believe the top three business challenges facing the Money Managed Group today include; (1) managing regulatory, compliance and tax uncertainties, (2) identifying operation efficiencies to combat cost pressure, and (3) pursing new growth opportunities.     We believe these challenges will support multiple new entrants and create significant opportunity to grow our business.   Initially, we will focus on meeting challenges described under (1) and (2) above.

Although we have already signed consulting agreements with two clients, our initial business efforts will focus on building our organizational and GRC Solutions delivery structure (collectively, “Business Infrastructure”).   This includes; (i) building our network of search professionals (“Recruiters”), (ii) building our database of placement candidates (“Candidates”) and contract consultants (“Consultants”), (iii) developing our services delivery process and supporting documentation, (iv) developing our database of GRC technology solutions, and (v) building out our key-performance-indicator reporting and management system (“KPI Reporting”).

Our Business Infrastructure will be designed to provide both project-based and recurring high quality, GRC Solutions.    Our Recruiters and Consultants will be dedicated to specific industries.   We believe that a high-level of communication and process transparency with our clients will be important factors in their level of satisfaction and to the ultimate success of our services.

We plan to establish a company culture that is built on a continuous improvement, milestone-driven delivery approach supported by data-driven KPI Reporting.    For our search and placement services, such KPI Reporting will include; (i) placement success rate, (ii) average days to placement; and (iii) stick rate.  For our contract consulting services we will calculate; (i) % chargeability rate, (ii) % realization rate, and (iii) % utilization rate.   Our KPI Reporting is discussed further in our business description section entitled “Our Financial Management Reporting and Measurement System.”

Upon completion of our Business Infrastructure we will launch a sales and marketing campaign aimed at the Managed Money Group.   We then plan to explore providing our GRC Solutions to; (i) other financial services businesses including insurance and banking organizations, and (ii) other regulated industries, that may include; Healthcare, Energy, Pharmaceutical, Environmental, Gaming, Telecommunication.

To support our industry-focused GRC Solutions model, we will have separate websites dedicated to our targeted client base.    The Managed Money Group website is www.compliancemoves.com.    We will deliver our staffing and placement services either on a (i) retained, or (ii) contingent basis.   We deliver our contract consulting services either on a (i) project basis, or (ii) through a recurring monthly fee.  We deliver our technology solutions either on a (i) project basis, or (ii) through a reseller relationship (“Reseller”) with third party technology providers.  Under a Reseller relationship we will earn fees from the third party provider and not directly from the client.   As of the date of this prospectus we have no Reseller relationships.

We plan to manage Candidate and Consultant recruiting through our website at www.clrcareers.com and a still to be developed internal Contact Communication System (CCS).   The information on, or that may be, accessed from our websites is not part of this Prospectus.

Risks That We Face

Our business is subject to numerous risks, as discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. If we cannot attract and retain qualified Recruiters, Candidates or Consultants, our business, financial condition and results of operation would suffer.    To the extent our clients delay or reduce hiring or engaging consulting services due to an economic downturn or economic uncertainty our results of operations will be adversely affected. If we lose the services of one or more members of our senior management team or if we fail to limit departing Recruiters or Consultants from moving business to another employer, our business could be negatively impacted. Demand for our services could decline if we fail to maintain our professional reputation and brand name.

Our Corporate and Other Information

We were incorporated in the State of Delaware in July 2013 as Compliance & Risk Management Solutions Inc. with a fiscal year end of September 30.  Our principal office address is 49 Main Street, New Egypt NJ 08533 and our telephone is 203-456-8088.  As of December 3, 2013, we had one employee, our president and chief executive officer Mr. Christopher Neuert.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose.   Our business purpose and our specific plans are to provide industry and position focused Risk Mitigation services.   We have commenced operations, began to develop standard procedures for our delivery system, designed and launched our websites and signed contracts with two (2) clients as of the date of this Prospectus.   In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.”

We have no present plans to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction.   We may look to acquire complementary service providers and software product companies in the future to grow our operations.

Summary of the Offering by the Company

Common Stock offered by the Company	1,000,000 shares (the “Company Shares”)

Common Stock offered by selling shareholders	508,000 shares (the “Selling Shareholders”)
Total Common Stock offered	1,508,000 per share of Common Stock.

Number of shares outstanding before the offering	4,230,000 shares of Common Stock.

Number of shares outstanding assuming all shares are sold	5,230,000 shares of Common Stock will be issued and outstanding after this offering is completed.

Minimum number of Company Shares to be sold	None.

Market for the common shares
There is no public market for the common shares. The price per share of Common Stock is $0.12.   We may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
The Company will receive all proceeds from the sale of the Company Shares.  If all 1,000,000 Company Shares being offered are sold, the total gross proceeds to the Company would be $120,000.   Counsel to the Company has agreed to defer a portion of its costs for services rendered through the effective date of the registration statement, which fees are currently estimated at $25,000.   The first proceeds raised will be used to pay any outstanding legal fees relating to this prospectus.   The Company intends to use the remaining proceeds from this offering, as follows: (i) continue to develop our websites www.compliancemoves.com and www.clrcareers.com  (the “Websites”) and marketing collateral, estimated at $10,000 (ii) to pay post-offering legal, accounting and expenses estimated at $20,000, (iii) marketing and advertising, estimated at $40,000, and (iv) rent, phone, administrative & operating support expenses, estimated at $20,000.  The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $30,000 are being paid for by us from cash on hand.

The Company will receive no proceeds from the sale of our common stock by the Selling Shareholders.

Termination of the offering
The offering for Company Shares will conclude upon the earlier of (i) the date on which all 1,000,000 shares of Company Shares have been sold, or (ii) 180 days after the date on which the registration statement filed with the Securities and Exchange Commission is effective.  The Company at its discretion may extend the offering for an additional 90 days.

Terms of the offering
The Company’s President will sell the Company Shares at a price of $0.12 per share upon effectiveness of this Registration Statement on a “best-efforts” basis.

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The 508,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.12 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

You should rely only upon the information contained in this prospectus.  We have not authorized anyone to provide you with information different from which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of September 30, 2013
Total Assets	$22,660
Total Liabilities	$3,507
Stockholder’s Equity	$19,153
Operating Data	July 29, 2013 (Date of Inception) to September 30, 2013
Revenue	2,000
Net Loss	$(22,897)
Net Loss Per Share	(0.01)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “Compliance & Risk Management Solutions Inc.” refer to the Company and not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on July 29, 2013.  We have no significant financial resources and have recently started generating revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD FORCE US TO EXPEND TIME AND RESOURCES IN PURSUIT OF REPLACEMENTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

We consider Christopher Neuert, our sole officer and director, to be essential to the success of the business.  He is currently subject to a written employment agreement, which may be terminated by him upon 30-days’ notice and we do not maintain key life insurance on him.   Although he has not indicated any intention of leaving us, the loss of him for any reason could have a very negative impact on our ability to fulfill our business plan and he has specific product and industry knowledge that would be difficult to replicate.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.  We expect these costs to approximate at least $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for financial printing and transfer agent fees.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MOUNTAIN LAUREL HOLDINGS INC. OWNS A SIGNIFICANT AMOUNT OF THE OUTSTANDING COMMON STOCK AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Mountain Laurel Holdings, Inc. beneficially owns approximately 82.7% of the outstanding common stock as of the date of this prospectus.  Through this ownership, the shareholder has the ability to substantially influence the board, management, policies, and business operations.   In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.   Because of the shareholdings of the shareholder may cause the company to engage in business combinations without having to seeking shareholder approval.

MOUNTAIN LAUREL HOLDINGS INC. BENEFICIALLYS OWNS APPROXIMATELY 82.7% OF THE SHARES OF OUR COMMON STOCK GIVING THEM SIGNIFICANT CONTROL AND THIER INTEREST COULD CONFLICT WITH THE INVESTORS WHICH COULD CAUSE THE INVESTOR TO LOSS ALL OR PART OF THE INVESTMENT.

Mountain Laurel Holdings, Inc., owns approximately 82.7% of our issued and outstanding common stock.  As such, the shareholder has significant control over the Company.   Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of this one shareholder but not in the interest of the investors. Additionally, as investors you would not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent investors from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

OUR SOLE DIRECTOR AND EXECUTIVE OFFICER INTENDS TO DEVOTE ONLY PART TIME EFFORTS TO OUR BUSINESS, MAY HAVE CONFLICTS OF INTERESTS IN ALLOCATING HIS TIME BETWEEN OUR COMPANY AND THOSE OF OTHER BUSINESSES AND DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED WHICH MAY NOT BE SUFFICIENT TO SUCCESSFULLY DEVELOP OUR BUSINESS.

The amount of time that Christopher Neuert, our sole officer and director, intends to devote to our business is limited currently expected to be approximately 15%, of his working time to our company.   Mr. Neuert has other business interests.   While we expect him to increase the percentage of the working time he devotes to our company if our operations increase, the amount of time which he devotes to our business may not be sufficient to fully develop our business.

Additionally, Mr. Neuert may encounter a conflict of interest in allocating his time between our operations and those of other businesses.    In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty.   As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.   Such conflicts of interests, should they arise, may be detrimental to our business.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS.

Because Mr. Neuert does not have prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS LIMITED FORMAL TRAINING OR EXPERIENCE IN FINANCIAL ACCOUNTING AND MANAGEMENT, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Mr. Neuert, our sole officer and director, has limited formal training or experience in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.   While our principal financial officer has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principles, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly.  We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our common stock could decrease.

IF OUR COSTS AND EXPENSES ARE GREATER THAN ANTICIPATED AND WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE MAY BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN.

We believe that the funds available to the Company will be sufficient to continue our business for the next 12 months.   Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.   We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

IF WE REQUIRE ADDITIONAL CAPITAL AND EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders.   For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

THE REPORT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONTAINS AN EXPLANATORY PARAGRAPH AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH COULD PREVENT US FROM OBTAINING NEW FINANCING ON REASONABLE TERMS OR AT ALL.

The report of Rosenberg Rich Baker Berman & Company, our independent registered accounting firm, with respect to our financial statements at September 30, 2013 contains an explanatory paragraph as to our potential inability to continue as a going concern.  Additionally, this may adversely affect our ability to obtain new financing on reasonable terms or at all.

OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED EXECUTIVE SEARCH AND COMPLIANCE CONSULTANTS WOULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success depends upon our ability to attract and retain executive search and compliance consultants who possess the skills and experience necessary to fulfill our clients’ needs. In addition, our ability to grow the Company is dependent on increasing our overall number of qualified executive search and compliance consultants. Our ability to hire and retain qualified executive search consultants could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors, modifications of our compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified executive search consultants, our business, financial condition and results of operations would be adversely affected

THERE EXISTS CONFLICTS OF INTEREST AMONG OUR MAJORITY STOCKHOLDER, WHICH COULD HAVE A MATERIAL IMPACT ON OUR BUSINESS

We have entered into contracts with a company owned by the spouse of our majority shareholder.  This contract has been entered into on an arm’s length basis.    However, the interests of the majority shareholder could differ from those of management, which if not resolved favorable could result in the termination of such contract, which could have an adverse effect on our business.

WE FACE INTENSE COMPETITION AND OPERATE IN AN INDUSTRY WITH LIMITED BARRIERS TO ENTRY, AND MOST OF OUR COMPETITORS ARE BETTER POSITIONED THAN WE ARE.

The executive search and professional consulting markets are extremely competitive and highly fragmented with limited barriers to entry.   Our competitors include large global executive search and consulting firms and smaller specialty firms, including, without limitation, private companies like National Regulatory Services, National Compliance Consultants Inc, and public companies like Robert Half International (NYSE: RHI), Manpower (NYSE: MAN), who have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do.  We expect competition will intensify in the future. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.  These and other competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by general economic conditions and the level of economic activity in the industries and markets that they serve.  On an aggregate basis, our clients may be less likely to hire as many senior executives or consultants during economic downturns and periods of economic uncertainty. To the extent our clients delay or reduce hiring senior executives or consultants due to an economic downturn or economic uncertainty, our results of operations will be adversely affected. A continued economic downturn or period of economic uncertainty and a decline in the level of business activity of our clients would have a material adverse effect on our business, financial condition and results of operations.

OUR PROFITABILITY WILL BE ADVERSELY IMPACTED IF WE ARE UNABLE TO MAINTAIN OUR PRICING AND ULTILIZATION RATES AS WELL AS CONTROL OUR COSTS.

Our profitability derives from and is impacted by three primary factors: (i) the prices for our services; (ii) our professionals’ utilization or billable time; and (iii) our costs. To achieve our desired level of profitability, our utilization must remain at an appropriate rate, and we must contain our costs. Should we reduce our prices in the future as a result of pricing pressures, or should we be unable to achieve our target utilization rates and costs, our profitability could be adversely impacted.

OUR CLIENTS COULD UNEXPECTEDLY TERMINATE THEIR CONTRACTS FOR OUR SERVICES.

Most of our contracts can be canceled by the client with limited advance notice and without significant penalty. A client’s termination of a contract for our services could result in a loss of expected revenues and additional expenses for staff that were allocated to that client’s assignment. We could be required to maintain underutilized employees who were assigned to the terminated contract. The unexpected cancellation or significant reduction in the scope of any of our large assignments, or client termination of one or more recurring revenue contracts could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE EXPOSED TO EMPLOYMENT-RELATED CLAIMS, LEGAL LIABILITY AND COSTS FROM CLIENTS, EMPLOYERS AND REGULATORY AUTHORITIES THAT COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS, AND OUR INSURANCE COVERAGE MAY NOT COVER ALL OUR POTENTIAL LIABILITY.

We are in the business of employing people and placing them in the workplaces of other businesses. Risks relating to these activities include:

●	claims of misconduct or negligence on the part of our employees;

●	claims by our employees of discrimination or harassment directed at them, including claims relating to actions of our clients;

●	claims related to the employment of illegal aliens or unlicensed personnel;

●	claims for payment of workers’ compensation and other similar claims;

●	claims for violations of wage and hour requirements;

●	claims for retroactive entitlement to employee benefits;

●	claims of errors and omissions of our temporary employees;

●	claims by taxing authorities related to our independent contractors and the risk that such contractors could be considered employees for tax purposes;

●	claims related to our non-compliance with data protection laws, which require the consent of a candidate to transfer resumes and other data; and

●	claims by our clients relating to our employees’ misuse of client proprietary information, misappropriation of funds, other misconduct, criminal activity or similar claims.

We are exposed to potential claims with respect to the recruitment process. A client could assert a claim for matters such as breach of a blocking arrangement or recommending a candidate who subsequently proves to be unsuitable for the position filled. Similarly, a client could assert a claim for deceptive trade practices on the grounds that we failed to disclose certain referral information about the candidate or misrepresented material information about the candidate. Further, the current employer of a candidate whom we place could file a claim against us alleging interference with an employment contract. In addition, a candidate could assert an action against us for failure to maintain the confidentiality of the candidate’s employment search or for alleged discrimination or other violations of employment law by one of our clients.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to our management team, costly and could have a negative effect on our business. In some cases, we have agreed to indemnify our clients against some or all of these types of liabilities. We cannot assure that we will not experience these problems in the future, that our insurance will cover all claims, or that our insurance coverage will continue to be available at economically-feasible rates.

WE ARE OBLIGATED TO DEVELOP AND MAINTAIN PROPER AND EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING. WE MAY NOT COMPLETE OUR ANALYSIS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING IN A TIMELY MANNER, OR THESE INTERNAL CONTROLS MAY NOT BE DETERMINED TO BE EFFECTIVE, WHICH MAY ADVERSELY AFFECT INVESTOR CONFIDENCE IN OUR COMPANY AND, AS A RESULT, THE VALUE OF OUR COMMON STOCK.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our sales, engineering, supply chain and manufacturing activities, all of which require significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE

There is no established public trading market for our securities.  Although we intend to be quoted on the OTCBB in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THE PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.12 for the shares of common stock was determined based upon the price the shares were sold to the investors in private placements of $0.05, plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

INVESTORS SUBSCRIBING FOR COMPANY SHARES CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT BE ENTITLED TO A REFUND.

Investors subscribing for Company Shares do not have the right to withdraw invested funds.  Subscription payments will be paid to Compliance & Risk Management Solutions, Inc. and held in our corporate bank account if the subscription agreements are in good order and the investor for Company Shares is accepted as an investor by the Company.  Therefore, once an investment is made, investors will not have the right to use or right to return of such funds.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SUBSCRIPTION OF COMPANY SHARES, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, INVESTORS FOR COMPANY SHARES WILL LOSE THEIR INVESTMENT.

Subscriber funds for Company Shares will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws if a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription.  If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR PRESIDENT, CHRISTOPHER NEUERT, DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORTS OFFERING DOES NOT REQUIRE  MINIMUM AMOUNT TO BE RAISED.  AS A RESULT, EW MAY NOT BE ABLE TO RAISE ENOUGH FUND TO SUSTAIN OUR BUSINESS AND INVESTORS FOR OUR COMPANY SHARES MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Neuert does not have any experience conducting a best-efforts offering.  Consequently, we may not be able to raise any funds for our offering of Company Shares successfully.  Also, the best efforts offering does not require a minimum amount to be raised.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-efforts offering could be the basis for losing your entire investment in Company Shares.

WE PLAN TO SELL COMPANY SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

The offering of Company Shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Company Shares.  We intend to sell the Company Shares through our President who will receive no commissions.  There is no guarantee that he will be able to sell any shares.  Unless he is successful selling all of the Company Shares and we receive proceeds from this offering, we may have to seek alternative financing to implement the business plan.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

SHOULD OUR STOCK BECOME QUOTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies quoted on the Over-The-Counter Bulletin Board (OTCBB), such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTCBB, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for Internet-related stocks.   The following factors will add to our common stock price's volatility:

●	actual or anticipated variations in our quarterly operating results;

●	announcements by us of acquisitions;

●	additions or departures of our key personnel; and.

●	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

BY ISSUING PREFERRED STOCK, WE MAY BE ABLE TO DELAY, DEFER, OR PREVENT A CHANGE OF CONTROL.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 15,000,000 shares of preferred stock.  Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series.  It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTERESTS AND SIMILAR MATTERS.

We have not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SECURITIES ANALYSTS MAY NOT COVER OUR COMMON STOCK AND THIS MAY HAVE A NEGATIVE IMPACT ON OUR COMMON STOCK’S MARKET PRICE.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 3 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares.

The Company Shares are being offered on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.12.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the Company Shares offered for sale.     The first $25,000 of proceeds raised will go to pay outstanding legal expenses related to this offering which are estimated at $25,000.
	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	30,000	60,000	90,000	120,000
Legal & Accounting	28,000	28,000	28,000	28,000
Transfer Agent/Printing/Misc	2,000	2,000	2,000	2,000
Total Offering Costs	30,000	30,000	30,000	30,000
SALES, MARKETING & ADVERTSING
Further website development and marketing collateral	0	3,333	6,667	10,000
Marketing, Advertising & SEO	0	13,333	26,667	40,000
Total	0	16,667	33,333	50,000
ADMINSTRATION EXPENDITURES
Rent, Phone, Internet, Office	0	2,500	5,000	7,500
Accounting and Legal Fees	0	6,667	13,333	20,000
Administrative and operation support expenses	0	4,167	8,333	12,500
Total	0	13,333	26,667	40,000
TOTALS	30,000	60,000	90,000	120,000

The above figures represent only estimated costs.

The Company will pay all costs related to this offering.  Absent available working capital and revenues to pay these amounts, we will seek financial assistance either from our major shareholder, director, officer, or possibly third party business associates of our director or officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment.   Absent the above, our officers and directors will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest-free basis. No formal written arrangement exists, with respect to our founder, president, and chief executive officer or anyone’s commitment outside of the Company, to loan funds for this purpose.    Our current legal counsel has agreed to defer payment of a portion of its fees until commencement of the offering.

Our plans will not change regardless of whether any proceeds are raised, except to the extent indicated in Management’s Discussion & Analysis and Plan of Operation-- “Liquidity” section, first paragraph.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2013.   Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution assuming 100%, 75%, 50% and 25% of Company shares are sold.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Shares Sold	250,000	500,000	750,000	1,000,000
Gross Proceed Less Offering Expense	$0	$30,000	$60,000	$90,000
Historical Net Tangible Book Value	$19,153	$19,153	$19,153	$19,153
Historical Net Tangible Book Value Per Share	$0.005	$0.005	$0.005	$0.005
Increase per share to existing Shareholders	($0.000)	$0.006	$0.011	$0.016
Net Tangible Book Value Per share after the Offering	$0.004	$0.010	$0.016	$0.021
Dilution per share to new shareholders	$0.116	$0.110	$0.104	$0.099
Dilution percentage to New Shareholders	96.44%	91.34%	86.75%	82.61%

SELLING SHAREHOLDERS

We are registering an aggregate of 508,000 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares. We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling shareholders held any position or office with us, nor are any of the selling shareholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling shareholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Shares of Common Stock Owned prior to Offering	Maximum Number of Shares of Common Stock to be Offered	Shares of Common Stock Owned after Offering	Percent of Common Stock Owned After Offering
R Pierce Onthank Sr	106,000 (1)	100,000	0	*
Craig Lenahan (2)	100,000	100,000	0	*
Michael E Tobler (3)	3,000	3,000	0	*
David J Klimczak (3)	3,000	3,000	0	*
R Pierce Onthank Jr (4)	3,000	3,000	0	*
Launa Whalen	6,000 (5)	3,000	0	*
Edward Whalen	6,000 (6)	3,000	0	*
Linda Carlsen	3,000	3,000	0	*
Conrad Huss	3,000	3,000	0	*
Michael George (3)	3,000	3,000	0	*
Henry Howard II	3,000	3,000	0	*
Marianne Lenahan (7)	3,000	3,000	0	*
James Cavallo	3,000	3,000	0	*
Thaddeus North (3)	6,000 (8)	3,000	0	*
Lisa North	6,000 (9)	3,000	0	*
Victor Uscilla	6,000 (10)	3,000	0	*
Theresa Uscilla	6,000 (11)	3,000	0	*
Ryan Onthank (12)	3,000	3,000	0	*
Bodhnarine Persaud	12,000 (13)	6,000	0	*
Sabrina Persaud	12,000 (14)	6,000	0	*
Richard Persaud (15)	9,000	9,000	0	*
Susan Onthank	106,000 (16)	6,000	0	*
Howard Kaplan	53,000 (17)	50,000	0	*
Kelly Kaplan	53,000 (18)	3,000	0	*
Michael Byl	3,000	3,000	0	*
Sean Conrad	3,000	3,000	0	*
John Murphy	3,000	3,000	0	*
Robert Leboyer	3,000	3,000	0	*
Indeglia & Carney (19)	168,000	168,000	0	*

Total:	697,000	508,000	0	*
 *less than 1%
(1)	Includes 6,000 shares held by Susan Onthank, Mr. Onthank Sr.’s spouse. Mr. Onthank is the father of Ryan and R. Pierce Onthank, Jr., his adult sons.
(2)
Mr. Lenahan is the adult son of Marianne Lenahan.  Mr. Lenahan is of legal age, has sole and dispositive rights over the disposal of her shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(3)
Affiliate of a broker-dealer.  Selling stockholder has certified that at the time he/she purchased the shares being registered hereunder, he/she had no agreements or understandings, directly or indirectly with any person to distribute the subject securities.

(4)
Mr. Onthank,Jr. is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Ryan Onthank.  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(5)	Includes 3,000 shares held by Edward Whalen, Mrs. Whelan’s spouse.
(6)	Includes 3,000 shares held by Launa Whalen, Mr. Whelan’s spouse.
(7)	Mother of Craig Lenahan, her adult son.
(8)	Includes 3,000 shares held by Lisa North, Mr. North’s spouse.
(9)	Includes 3,000 shares held by Thaddeus North, Mrs. North’s spouse.
(10)	Includes 3,000 shares held by Theresa Uscilla, Mr. Uscilla’s spouse.
(11)	Includes 3,000 shares held by Victor Uscilla, Mrs. Uscilla’s spouse.
(12)
 Mr. Onthank is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Pierce Onthank, Jr..  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(13)	Includes 6,000 shares held by Sabrina Persaud, Mr. Persaud’s spouse. Mr. Persaud is also the father of Richard Persaud, his adult son.
(14)	Includes 6,000 shares held by Bodhnarine Persaud, Mrs. Persaud’s spouse. Mrs. Persaud is also the mother of Richard Persaud, her adult son.
(15)
Mr. Persaud is the adult son of Bodhnarine and Sabrina Persaud.  Mr. Persuad is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(16)	Includes 100,000 shares held by R. Pierce Onthank, Sr., Ms. Onthank’s spouse. Ms. Onthank is also the mother of Ryan and R. Pierce Onthank, Jr., her adult sons.
(17)	Includes 3,000 shares held by Kelly Kaplan, Mr. Kaplan’s spouse.
(18)	Includes 50,000 shares held by Howard Kaplan, Mrs. Kaplan’s spouse.
(19)	Indeglia & Carney is legal counsel to the Company and is providing the legal opinion for the validity of the common stock being offered by this prospectus.

PLAN OF DISTRIBUTION
Company Shares

The Company is offering a maximum of 1,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.12 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds.  The offering will be for a period of 180 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of Company Shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus.   No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will not distribute this prospectus to potential investors until the registration statement filed with the Securities and Exchange Commission is effective.

We intend to sell the Company Shares in this offering through Chris Neuert, our sole Director and our Chief Executive Officer.   Mr. Neuert will not receive any commissions or other compensation for offering or selling the Company Shares.

Once the registration statement is effective, Mr. Neuert will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our stock.

Mr. Neuert is relying on the exemption from broker-dealer registration provided by Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Neuert:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;
a. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
b. Is not an associated person of a broker or dealer; and
c.  Meets the conditions of the following:
i.  Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the Company Shares will be sold. We have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Although our common stock is not listed on a public exchange, we intent to seek quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

If the shares of our common stock ever become quoted on the OTCBB, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Investors can purchase the Company Shares in this offering by completing a subscription agreement and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement.  All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration and, offering the shares (other than commissions or discounts of underwriters, broker-dealers or agents related to sales by any selling shareholders).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. No market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance that a market maker will agree to file a 211 application on our behalf, or if filed that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide W270 with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

Selling Shareholders

The selling security holders may sell some or all of the 508,000 shares being registered hereunder at a fixed price of $0.12 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be liquid and registered.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend seek quotation on the OTCBB shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $30,000. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 75,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 per share.

Common Stock

As of the date hereof, 4,230,000 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 40 shareholders holding 4,230,000 shares of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Undesignated Preferred

We are also authorized to issue 15,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Delaware Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Anti-Takeover Provisions

Our articles of incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Our articles of incorporation permits our board of directors to issue preferred stock. We could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of shares of our existing preferred stock and our existing preferred stock and common stock. Our current stockholders have no redemption rights. In addition, as we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates  and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

●
subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of these provisions.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

DESCRIPTION OF BUSINESS
 Our Company Overview

We are a corporate governance, risk and compliance management (“GRC” or “Risk Mitigation”) business services  and technology solutions (“GRC Solutions”) firm.   Our GRC Solutions bring people, process and software tools to help clients more effectively and cost efficiently handle their Risk Mitigation efforts.    Our business services include staffing search and placement and contract consulting.    Our technology solutions represent, what we believe, are the most effective software tools a client can use based upon their unique Risk Mitigation needs.    Our practice areas and GRC Solutions are industry and position specific.   We believe that our position specific and industry specialization will enable us to better understand our clients’ culture, operations, business strategies and industries.

Our initial industry focus is on the financial services and money management industries (collectively, the “Managed Money Group”).   We believe that the increasing attention being given to the need for GRC will lead to a significant opportunity to help both small and large organizations build and support effective and cost efficient Risk Mitigation frameworks.  Our initial targeted clients within the Managed Money Group are; FINRA broker dealers, registered investment advisory firms, hedge funds, private equity firms, non-profits and family offices.    Our industry specific GRC solutions are designed and delivered based upon what we believe are the biggest Risk Mitigation challenges facing our targeted customer base.

We believe the top three business challenges facing the Money Managed Group today include; (1) managing regulatory, compliance and tax uncertainties, (2) identifying operation efficiencies to combat cost pressure, and (3) pursing new growth opportunities.     We believe these challenges will support multiple new entrants and create significant opportunity to grow our business.   Initially, we will focus on meeting challenges described under (1) and (2) above.

Although we have already signed consulting agreements with two clients, our initial business efforts will focus on building our organizational and GRC Solutions delivery structure (collectively, “Business Infrastructure”).   This includes; (i) building our network of search professionals (“Recruiters”), (ii) building our database of placement candidates (“Candidates”) and contract consultants (“Consultants”), (iii) developing our services delivery process and supporting documentation, (iv) developing our database of GRC technology solutions, and (v) building out our key-performance-indicator reporting and management system (“KPI Reporting”).

Our Business Infrastructure will be designed to provide both project-based and recurring high quality, GRC Solutions.    Our Recruiters and Consultants will be dedicated to specific industries.   We believe that a high-level of communication and process transparency with our clients will be important factors in their level of satisfaction and to the ultimate success of our services.

We plan to establish a company culture that is built on a continuous improvement, milestone-driven delivery approach supported by data-driven KPI Reporting.    For our search and placement services, such KPI Reporting will include; (i) placement success rate, (ii) average days to placement; and (iii) stick rate.  For our contract consulting services we will calculate; (i) % chargeability rate, (ii) % realization rate, and (iii) % utilization rate.   Our KPI Reporting is discussed further in our business description section entitled “Our Financial Management Reporting and Measurement System.”

Upon completion of our Business Infrastructure we will launch a sales and marketing campaign aimed at the Managed Money Group.   We then plan to explore providing our GRC Solutions to; (i) other financial services businesses including insurance and banking organizations, and (ii) other regulated industries, that may include; Healthcare, Energy, Pharmaceutical, Environmental, Gaming, Telecommunication.

To support our industry-focused GRC Solutions model, we will have separate websites dedicated to our targeted client base.    The Managed Money Group website is www.compliancemoves.com.    We will deliver our staffing and placement services either on a (i) retained, or (ii) contingent basis.   We deliver our contract consulting services either on a (i) project basis, or (ii) through a recurring monthly fee.  We deliver our technology solutions either on a (i) project basis, or (ii) through a reseller relationship (“Reseller”) with third party technology providers.  Under a Reseller relationship we will earn fees from the third party provider and not directly from the client.   As of the date of this prospectus we have no Reseller relationships.

We plan to manage Candidate and Consultant recruiting through our website at www.clrcareers.com and a still to be developed internal Contact Communication System (CCS).   The information on, or that may be, accessed from our websites is not part of this Prospectus.

Our Corporate and Other Information

We were incorporated in the State of Delaware in July 2013 as Compliance & Risk Management Solutions Inc. with a fiscal year end of September 30.  Our principal office address is 49 Main Street, New Egypt NJ 08533 and our telephone is 203-456-8088.  As of December 3, 2013, we had one employee, our president and chief executive officer Mr. Christopher Neuert.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose.   Our business purpose and our specific plans are to provide industry and position focused Risk Mitigation services.   We have commenced operations, began to develop standard procedures for our delivery system, designed and launched our websites and signed contracts with two (2) clients as of the date of this Prospectus.   In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.”

We have no present plans to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction.   We may look to acquire complementary service providers and software product companies in the future to grow our operations.

Business Risk Mitigation Trends:

A 2013 Global Risk Management Survey, done by Deloitte & Touche LLP, gathered the views of Chief Risk Officers (CRO) or their equivalents at 86 financial services institutions around the world and was conducted from September to December 2012.  The final report highlighted trends in compliance and risk management concerns and spending for financial institutions in the coming year.  Some notable statistics included:

●	65% reported an increased spending on risk management and compliance this year

●	58% plan to increase their risk management budget over the next 3 years, 17% expecting an increase of 25% or more

●	94% of company boards commit more time to risk management oversight than five years ago, with 98% of boards reviewing risk management reports, up from 85% in 2010

●	82% have or are building an Enterprise Risk Management (ERM) Solution, compared to 59% in 2008

●	Less than 25% rate their technology solutions as extremely or very effective

Using a global, quantitative survey (based on 576 interviews with companies around the world and a review of more than 2,750 analyst and company reports), Ernest & Young (E&Y), assessed the maturity level of risk management practices and then determined a positive relationship between risk management maturity and financial performance.  E&Y identified the leading risk management practices that differentiated the various maturity levels and organized them into specific risk components.  E&Y’s findings suggest that:

●	The top-performing companies (from a risk maturity perspective) implemented on average twice as many of the key risk capabilities as those in the lowest-performing group.
●	Companies in the top 20% of risk maturity generated three times the level of EBITDA as those in the bottom 20%.
●	Financial performance is highly correlated with the level of integration and coordination across risk, control and compliance functions.
●	Effectively harnessing technology to support risk management is the greatest weakness or opportunity for most organization

Our Opportunity

We believe Risk Mitigation has become a growing operational and financial burden, limiting its ability to keep pace with business growth and transformational initiatives.    We believe that to close that gap clients need to utilize the efficiencies driven through technology automation.

We believe that if we can acquire GRC technology or software products or build a database of what we consider “best-in-class” technology solutions, this will directly complement our staffing and consulting services providing us an opportunity to step in to meet a significant need for cost-effective data security, analysis, and compliance in the risk management industry.

We believe that one of the most common barriers to the implementation of Risk Mitigation solutions for small businesses is perceived cost.

We believe that there is increased attention to and awareness of Risk Mitigation needs and related challenges.

We believe the adoption of the Affordable Care Patient & Protection Act (“ACA”) and its related employee and employer mandates will provide us an opportunity to delivery staffing Candidates, perform consulting and recommend technology solutions for all sizes of companies to ensure proper compliance with regulations and the employment laws related to ACA.

Based upon the above and trends discussed in our section entitled, “Business Risk Mitigation Trends,” we believe there exists a significant opportunity to help both small and large organizations build and support effective and cost efficient Risk Mitigation frameworks.

Our Growth Strategy

Our goal is to be a leading provider of comprehensive, industry and position focused, Risk Mitigation solutions through the following strategies:

(i)	organic growth in new clients and search Candidates and Consultants through referrals and management contacts;
(ii)	rolling out various outbound sales and marketing campaigns;
(iii)	continue to standardize the processes of how our consulting services are provided so we can efficiently and cost effectively scale our operation;
(iv)
build long-term business relationships with clients through the combination or our staffing services and contract consulting.  We believe this will increase the gross dollars we earn on clients as well as the length of engagement;

(v)	make strategic targeted hires and acquisitions. We intend to hire new Recruiters and contract Consultants as demand for our services continues to grow and we identify talent in the marketplace;
(vi)	expand our global footprint, thereby enhancing our market presence and our execution capabilities
(vii)	deepen our expertise in targeted industry practices by continuing to add talented search Candidates and Consultants;
(viii)	establish strategic partnerships and/or reseller relationships with GRC technology solution product and service providers;
(ix)	growth through acquisitions of other service providers and or technology products

Our Key Competitive Strengths

We believe building the following will provide us with some key competitive strengthens:

●
Timely and Successful Completion of Staffing and Consulting Engagements.   We are building a performance-based business culture and we intend to implement incentive compensation structures designed to focus our Recruiters and Consultants success.

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Continuous Improvement, Milestone-Driven Approach to Staffing and Consulting Engagements.  We plan to design a rigorous, and consistently apply a, delivery process that will enhance our ability to successfully and expeditiously place Candidates and complete consulting engagements.

●
Business Management through Performance Metrics.   We plan to design and implement a financial reporting system that will be built on KPI metrics that are critically important to clients and/or company personnel.

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High Level of Transparency and Accountability with Clients.  We believe that by capitalizing on technology we can improve client interaction, management and ultimately enhance our client delivery.   We expect this to improved our cost efficiency and completion time on engagements thereby increasing our net operating margins

●
Organization and Incentives Structured to Drive Collaboration and Best Outcome for the Client.  Our planned compensation structure and one-firm company approach should motivate our Recruiters, Consultants and management to source the team they believe is best-suited for each situation and are driven to deliver results for the client.  We believe this creates a strong team culture, with all members of the team aligned around the goal of quickly making a successful placement or effectively completing a consulting engagement.

Our Organizational Structure

As of the date of this Prospectus, we have not completed our organizational structure.  Our organizational structure is being designed to provide high quality GRC solutions that are position and industry specific.   Our Recruiters, Candidate and Consultants will be dedicated to specific industries and/or a certain GRC positions.   We believe that our position specific focus and industry specialization will enable us to better understand our clients’ culture, operations, business strategies and industries.   We believe that a high-level of communication and process transparency with our clients is very important to their level of satisfaction and to the ultimate success of our services. To accomplish this level of communication, we plan to build out the interactive capabilities of our websites, purchase third party customer-relationship systems and/or build internal contact management systems for Recruiters, Candidates, Consultants and Management.   We provide our Recruiters or Sales Professionals access to a purchased third party customer-relationship management (CRM) system that tracks all prospecting and existing client interactions.   The CRM systems allows for client follow-up alerts and internal communication through instant messaging.    We plan to establish a similar contact communication system (CCS) for tracking and managing Recruiter and Management interactions with search Candidates and Consultants.

Contractual Agreement with Recruiters and/or Sales Professionals.    As of the date of this Prospectus, we have not finalized our agreement that will be used for Recruiters and/or sales professionals.    Once complete, the agreement will provide for, when applicable; salary, incentive and bonus structure, advance options, fringe benefits and support services.   The agreement will also provide for strict confidentiality, no Client or other Consultant solicitation and Company indemnification.

Contractual Agreement with Consultants.   As of the date of this Prospectus, we have not finalized our agreement that will be used for Consultants.   Once complete, the agreement will provide for agreed upon hourly rates, payment advance options and availability for work.   The agreement will also provide for strict confidentiality, no Client or other Consultant solicitation and Company indemnification.   All Consultants will be independent contractors and, as such, not be eligible for benefits, unemployment insurance and are required to pay their own taxes.   The Company will obtain a IRS Form w-9 from all Consultants.

Contractual Agreement with Search Candidates. Typical, a Company like ours will not have a direct agreement with a search Candidate.   However, should there be a case where a potential search Candidate be requested to do some consulting work for the Company, such Candidate will execute a Consultant agreement.

Our Financial Management Reporting and Measurement System (“KPI Reporting System”)

As of the date of this Prospectus, we have not completed our KPI Reporting System.  Once completed the system will provide timely management reporting that will include key-performance-indicator (KPI) metrics that are critical to clients, Recruiters and Company management.  In an effort to enhance the transparency we have with clients, we plan to discuss important KPI metrics with clients prior to formal engagement.   We have identified certain KPIs that we will report on as follows;

For our search services, these metrics will include: (i) number of new search assignments; (ii) number of search consultants (as of a period end); (iii) productivity, as measured by average annualized net revenue per search consultant; and (iv) average revenue per search engagement.

For our consulting services, these metrics will include: (i) % Chargeable Ratio, or % Billability, measures the percentage of time a consultant is used in revenue-generating activities, meaning the amount of time they spend working on consulting projects for clients.  The calculation is equal to (# time spent doing revenue-generating activities/# Total labor hours) times 100; (ii) % Utilization Rate measures the percentage of time that consultants are actually used from the total time they are available.  The calculation is (# time spent on consulting projects/# time available for consulting projects) times 100; and (iii) % Realization Rate, as we continue to standardize our project deliverables, we will generate list prices for certain services.   However, in most cases, final prices are negotiated by the clients and vary from one project to another.  Our % realization rate measures how much we have obtained from our list prices.  The calculation is ($ revenue earned / $ potential revenue from list prices) times 100.

Our Services

Our services and client deliverables are built-out based on what we believe are the biggest Risk Mitigation challenges facing a targeted client base.  Whenever possible, we will look to standardize our client service deliverables in some form of a product and/or program.  We believe this standardization will allow for us to more effectively scale our operation and deliver a consistent service to clients.

Our Search Services:

Our search services are used to fill executive-level Risk Mitigation positions, such as; chief compliance officers, chief investment officers, chief risk officers, chief information officers, chief investment advisors, chief financial and tax officers.   Our search services may also provide for permanent placement of supporting staff for these executives and their departments.

As of the date of this Prospectus, we are still building out our search process and delivery structure.   Typically, our staffing search engagements will led be by a Recruiter.  The Recruiter will work closely with clients to understand their business strategy and develop a profile of the ideal candidate.     Once the position is defined, the Recruiter will identify appropriate individuals through the use of his own network or through our Candidate database.   Leveraging Management and Recruiters networks of resources, we will strive to develop an extensive list of potential Candidates, who would then be screened through face-to-face meetings, phone interviews and/or video conferencing.    The client would then be presented with a specified number of qualified candidates to interview.   We will conduct third-party reference checks throughout the process.  Our Recruiters will actively participate in negotiations until a final offer is made and accepted.

Staffing services are delivered either on a (i) retained, or (iii) contingent basis.   Our retained search services generally operate on an exclusive basis for a specific search where we would compensated for their services regardless of whether they are successful in placing a candidate with the client.   Our retained search is typically 33% of the first year total cash compensation for the position being filled.    The fee for a retained executive search is typically paid in three installments, the first installment paid upon the execution of the agreement, the second within 30 days of engagement and the third upon a completed Candidate placement.   With contingency search services, we are generally hired on a non- exclusive basis and are only compensated upon placing a recommended candidate, and the fee for such services is typically 25% of the first year base salary of the position being filled.

Contractual Arrangement with Staffing Search Clients - As of the date of this Prospectus, we have not finalized our form of contract for staffing engagements.  Our services for staffing search clients will be provided under written agreement that will include; whether it is a retainer or contingent based arrangement, specifics about the job role and timing requirements for.  Typically we will look for a minimum three-month commitment to complete our services.

Our Consulting Services

Typically, our consulting services are used in situations where a client; does not want to hire a new person within their organization; feels they don’t have specific GRC subject-matter expertise; and/or, does not have sufficient support staff to complete their GRC efforts.   We deliver our Consulting services either on a (i) project basis, or (ii) through a recurring monthly fee.

Contractual Arrangement with Consulting Clients - Our consulting services are provided under written agreement that includes a Statement of Work detailing fixed fee or project-based services.  This includes general services to be rendered under the contract.   For monthly fixed fee arrangements we require a minimum of three-month commitment.   For project-based services a scope of project work will be incorporated as an appendix to a contract and includes; brief description, estimated hours, level of consultant(s) to be used and hourly rate of consultant(s).   Services will not be commenced unless the first payment from a client is made.   The contracts may be terminated by us or a client by; (i) giving ninety-days written notice; or (ii) for cause at anytime.

We currently have two clients we provide consulting services for.   These are fixed monthly fee arrangements.    Each represents 50% of our revenue.   Delivery services for these clients are being provided through our agreement with Ocean Cross Business Solutions Group, refer to the section entitled “Certain Relationships and Related Transactions.”

Our GRC Technology Recommendation Services

Our GRC technology recommendation services are included with all Consulting engagements.    However, these services may also be engaged on a stand-alone basis.   The goal of this service is to provide clients with GRC technology recommendations that will help automate their GRC efforts.   This automation should allow for a more efficient and cost effective GRC framework.   If this service is engaged on a stand-alone basis, we will execute a separate agreement.   Otherwise, our fees earned for such services are either, (i) built into our Consulting agreement, and/or (ii) paid by a third party GRC technology provider (“Provider”) through a product reseller agreement with the Provider.    As of the date of this Prospectus we have no reseller agreements or separate technology service agreements.

Our Client Approach and Related Offerings

Our potential client base includes any company desiring Risk Mitigation services.  However, we plan to rollout our services by industry with a targeted client within that industry.    We intend to target those companies with limited resources and/or infrastructure looking to hire new personnel, outsource or receive leadership advice related to their risk mitigation efforts.    For our consulting services we build out client deliverables to meet what we believe are the top risk mitigation challenges facing a particular client.    Our targeted client base, related service offerings and/or risk management areas we intend to focus on, currently include:

     FINRA Broker Dealer Services:

●
Complete SEC and FINRA initial registrations (start-ups) as well as acquisitions, expansions and other amendments (Rule 1017 filings), state registrations and assistance with CRD filings (Form BD/BDW, Form U-4, Form U-5, etc.)

●	Annual internal compliance reviews and testing as required by SEC and FINRA Rules, including Rule 3012 Testing and Rule 3130 Certifications
●	Mock Regulatory Audits and other audit/exam preparation and representation services
●	AML Testing, Business Continuity Plan (BCP) Testing and Foreign Corrupt Practices Act (FCPA) Testing
●	Written Supervisory Procedures and Compliance Supervisory Systems (drafting, reviews and updates)
●	Assistance with industry agreements (clearing, customer, registered representative)
●	Fully outsourced on-going compliance functions (FINOP, Muni Principal, ROSFP/Option Principal)
●	Branch Office Inspections
●	Advertising Reviews

Registered Investment Advisors Services:

●	Complete SEC initial registrations (RIA start ups) as well as amendments and other filings (including Form ADV Part 1 and Part 2, Form U-4/U-5)
●	Dodd-Frank Compliance
●	Annual Internal compliance reviews and testing as required by SEC Rules
●	Mock Regulatory Audits and other audit/exam preparation and representation services
●	Independent AML Testing, Business Continuity Plan Testing and FCPA Testing
●	Adviser Compliance Procedures and Supervisory Systems
●	Assistance with industry agreements (wrap accounts, custody/clearing, customer and RAs)
●	Fully outsourced on-going compliance functions
●	Branch Office Inspections
●	Advertising Reviews

     Mutual/Hedge Funds/Private Equity Firm Services:

●	SEC, CFTC and NFA fund registrations, amendments and other filings (including Form ADV Part 1 and Part 2, Form U-4/U-5, Form 7-R and Form 8-R, Disclosure Documents, Performance Disclosures)
●	Dodd-Frank Compliance
●	Annual internal compliance reviews and compliance testing as required by the SEC, CFTC and NFA
●	Mock Regulatory Audits and other regulatory audit/exam preparation and representation services
●	Independent AML Testing, Business Continuity Plan Testing and FCPA Testing
●	Compliance Procedures and Supervisory Systems
●	Outsourced and on-going compliance functions

Family Offices Services:

Key risk management challenges we look to help family offices with include:

●
Risk Infrastructure - Family offices cannot have institutional quality risk management without the proper infrastructure.    For robust risk measurement and risk management, infrastructure is a major foundational element.   Examples of essential infrastructure for a sound family office risk management program include risk analytics, a data warehouse, and connectivity risk infrastructure to other key systems, ie, accounting and compliance.

●
Risk Processes/Governance - A successful risk management program is not possible without full integrated and well-functioning risk and investment processes and a sound governance structure.    Governance and the appropriate risk processes enable a family office to use and leverage their risk measurement and risk management infrastructure.   Ultimately, these risk and governance processes must be an integral part of the family office's overall risk and investment approach and culture.

●	Risk Mitigation Independence - A family office should retain an independent risk and compliance management advisor. The family office should not consider risk and reward in isolation, as they are inexorably linked. However, a family office should separate the advisors they use for risk management from those they use for investment management. Investment managers have a vested interest in continuing to manage assets and collect fees and, therefore, cannot provide independent risk management counsel to the family office.

      Non-Profits Services:

Key risk management challenges we look to help non-profits with include:

●
 Funding risk - In a recession, organizations that provide grants and funding often have less to give away. Not-for-profits that are at the mercy of their funding sources can face declining funding support and be forced to manage with lower budgets.

●
Declining non-financial support - Not-for-profits often require community support in order for their programs to thrive. During difficult economic times, this support often wanes and the impact on programs can be significant.

●
Competition - Competition for the same funds becomes more intense in cases where limited funding is available. Greater scrutiny is placed on the organization’s value and the effectiveness of its programs. Online services offer individual and corporate donors the opportunity to review an organization’s ratings (Charity Navigator, Guidestar) before choosing causes to support.

●
 Mission appeal - For causes that depend greatly on individual or corporate donations, mission appeal is critical. When an organization’s mission is “popular” or top of mind, it is easier to develop funding and external support. However, as new ideas are developed and events drive other causes to become popular, an organization’s mission may become stale and the case for support is tougher to make.

●
Regulatory pressure - Not-for-profits are facing growing regulatory pressure as government policies are now designed to evaluate organizations not only on operations but also on their ability to effectively manage risk (e.g., management and protection of financial resources, reputation management/ social media risks, fraud).

●
Stakeholder risk -Heightened emphasis on compliance, governance and transparency have shined a bright light on all organizational levels, from operations and financial administration to leadership and Board oversight - Several studies over the past year have indicated that

Our Sales and Marketing:

For Candidate and Consultant Search Activities:

We plan to use four principal channels for recruiting Candidates and Consultants:

1.	Management and Recruiters established business networks and referral sources;
2.	Our website (www.clrcareers.com), blogging and social media. We plan to launch our own blog in the first fiscal quarter of 2014;
3.	Paid for advertising for vacant positions;
4.	Industry specific networking including; job fairs, conferences, community events

These efforts will be tracked and managed in a Centralized Contact System (CCS).   We are currently in the process of developing the CCS.   Once complete, the CCS will allow our Recruiters and Management to manage communications between Candidate and Consultants and provide for real-time internal messaging.  As of the date of this Prospectus we have not completed the CCS.  As such, we have no Candidates or Consultants in the system.

Either by agreement with the clients or to maintain strong client relationships, staffing and recruiting firms generally refrain from recruiting employees of a client, and possibly other entities affiliated with that client, for a specified period of time but typically not more than one year from the commencement of a search.    We will seek to mitigate any adverse effects of these off-limits arrangements by strengthening our long-term relationships, allowing us to communicate our belief to prospective clients that we can conduct searches without these off-limits arrangements impeding the quality of our work.

For New Client Prospecting:

We plan to use five principal channels for marketing our services and promoting our brand:

1.	Management and Recruiters established business networks and referral sources;
2.
Our website (www.compliancemoves.com) and the Internet in general, including, search engine marketing, affiliated marketing, social media and blogging.    We plan to launch our own blog in the first fiscal quarter of 2014;

3.	Direct selling efforts;
4.	The development of subject matter expert content for distribution. Such content maybe in the form or whitepapers, newsletters or included in industry publications; and
5.	Industry specific networking including; conferences and seminars

These efforts will be tracked and managed in a customer-relationship management (CRM) system.   The capabilities of the CRM we use include; the ability to have real-time contact updates, manage candidate personal information and direct email communications.   The CRM allows our Recruiters, sales agents and Management to communicate in real-time through a built in messaging system.

As of the date of this Prospectus, we have purchased, built-out capabilities and started populating our CRM system.  The system currently has prospecting contact information on; 3,333 FINRA broker dealers, 30,861 hedge, mutual funds and private equity firms, 5,958 registered investment advisors with assets under management of less than $250 million.

Our Competition and Industries we Operate In

The Staffing Industry

The staffing industry generated approximately $117 billion in sales in 2012: $104.8 billion from temporary staffing and $12.2 billion in search and permanent placement services.1    The search business is highly fragmented, consisting of several large global firms including: Egon Zehnder International, Korn/Ferry International, Russell Reynolds Associates, Inc. and Spencer Stuart & Associates, and, several thousand smaller firms that generally focused on specific geographic region or on a specific industry.   Each firm with which we compete is also a competitor in the marketplace for effective Candidates and Consultants.

We believe that there are a number of positive trends that are contributing to the growth of the search industry:

●
Increasing Competition for Talent.  Corporate governance reforms, increased public scrutiny of board members and the “baby boom” generation retiring from the workforce are contributing to an increase in competition among companies for executive level talent.

●
Corporate Governance Reforms.  The significant influence of large institutional shareholders, rise in shareholder activism and turbulent market conditions have led to an increased focus on director qualifications and independence and best practices in the leadership selection process.

●	Globalization. As businesses increasingly compete on a global scale, their need for senior executives with specific skills in various parts of the world also increases.
●	Greater Need for Diverse Management and Directors. Many companies seek to augment their senior leadership with professionals that provide unique or differentiated skills and backgrounds.

Many organizations lack the internal skills necessary to address these issues and identify, assess and recruit the best senior executives in this environment.  As a result, we believe organizations will increasingly rely on staffing search firms to fill positions and meet critical objectives.

The Professional Services Consulting Industry

Competition in the professional consulting services markets in which we operate is highly fragmented, with no universally recognized market leaders.

The markets for the Company’s services and products are highly competitive. There are few barriers to entry, so new entrants occur frequently, resulting in considerable market fragmentation. Companies in this industry compete on a number of parameters including degree and quality of Consultants, position knowledge, industry expertise, service quality, and efficiency in completing assignments.    Typically, companies with greater strength in these parameters garner higher margins.
_____________________________
1 American Staffing Association, February 2013 Report

Seasonality

There is no discernible seasonality in our business, although as a percentage of total annual net revenue, we expect the first calendar year quarter is typically the lowest.  Revenue and operating income have will vary by quarter and are hard to predict from quarter to quarter.    In addition, the volatility in the global economy impacts will impact our quarterly revenue and operating income.

Information Management Systems

We plan to further build out and rely on technology to support our search professionals and contract consultants in providing their services.    Our technology infrastructure consists of internally developed databases containing candidate profiles and client records, coupled with online services and industry reference sources.    We use technology to manage and share information on current and potential clients and candidates, to communicate to both internal and external constituencies and to support administrative functions.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations.   We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our services and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.   In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our President, Christopher Neuert who is employed elsewhere and has the flexibility to work on the Company up to 15 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit.

Currently, we have a 3-year an employment agreement with our President, which agreement may be terminated by us at any time and by Mr. Neuert upon 30 days’ notice.  The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.   Management does not plan to hire additional employees at this time.    Depending on the success of this offering we plan to retain web development, operation and administrative support personnel on a contract basis.    Our President will be responsible for the initial operations management.    As needed, the President will engage independent contractors to help with the delivery of services.  The Company currently has one such party, Ocean Cross Business Solutions Group LLC that assists with financial reporting, accounting, client delivery services and other administrative functions.  See “Certain Relationships and Related Transactions.”

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive office address is currently part of the office of our chief executive officer.  He has agreed to provide such space free of rent until at least 90 days following the date of this prospectus or until such a time that the Company may agree to execute a lease agreement.  We do not currently own or lease interests in any property.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of December 3, 2013, we had 4,230,000 shares of our common stock outstanding, which shares were held by 40 shareholders.   We have not issued any warrants, options or convertible securities.

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 ("Rule 144") or Rule 701 ("Rule 701") of the Securities Act following the effectiveness of this prospectus, subject to the requirements described below.  "Restricted Securities," as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act.  These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701, which rules are summarized below.  These shares will generally become available for sale in the public market as follows:

●
No  restricted shares will be eligible for immediate sale pursuant to Rule 144 upon the effectiveness of this prospectus; provided, however that 18,000 restricted shares will be eligible for sale pursuant to Rule 144 on February 1, 2014 and 9,000 restricted shares will be eligible for sale pursuant to Rule 144 on May 1, 2014 (assuming effectiveness of the registration statement on such dates and not including the shares being registered by the selling shareholders hereunder) ;

●
Approximately 3,695,000 restricted shares will be eligible for sale in the public market 90 days after the effectiveness of this prospectus, subject to the holding period, volume, manner of sale and other limitations, where required, under Rule 144 and Rule 701.

Rule 144

Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this prospectus, after the effectiveness of this registration statement.

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Form 10, subject to all other requirements of Rule 144.  In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

 Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, our company and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this registration statement.  A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this registration statement

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement.  Most of our employees, executive officers, directors or consultants who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the effective date of this registration statement  before selling their shares under Rule 701.

Securities Authorized for Issuance Under Equity Compensation Plans.  We did not have any equity compensation plans as of the year ended September 30, 2013.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Recent Sales of Unregistered Securities

On July 30, 2013 the Company issued Mountain Laurel Holdings Inc. (“MLH”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  We received gross proceeds of $35,000 for the issuance of these shares.  The proceeds were used for working capital and general corporate purposes.  These issuances were exempt under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).  MLH is an accredited investor and was solicited by officers of the Company and such investor had a substantial pre-existing relationship with such officers of the Company.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013, we issued Mr. Neuert 95,000 shares in exchange for his agreement to be our sole director, President, CEO and CFO.  These shares were valued at $4,750.  The issuance was exempt under Section 4(2) of the Securities Act.    The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013 we issued 351,000 shares to 20 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $17,550.  On September 30, 2013, we issued 95,000 shares to 15 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $4,750.    On October 31, 2013 we issued 21,000 shares to 7 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $1,050.      The proceeds for these issuances were used for working capital and general corporate purposes.  The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On November 26, 2013 we issued a total of 168,000 shares our legal counsel in consideration of legal services rendered and counsel’s agreement to defer fees.   The issuance was exempt under Section 4(2) of the Securities Act.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Summary of Business

We were incorporated in the State of Delaware on July 29, 2013 in the state of Delaware.  We are a corporate governance, risk and compliance (“GRC” or “Risk Mitigation”) management business services and technology solutions (“GRC Solutions”) firm.   Our GRC Solutions bring people, process and software tools to help clients more effectively and cost efficiently handle their Risk Mitigation efforts.    Our business services include staffing search and placement and contract consulting.    Our technology solutions represent, what we believe, are the most effective software tools a client can use based upon their unique Risk Mitigation needs.    Our practice areas and GRC Solutions are position and industry specific.   We believe that position specific and industry specialization will enable us to better understand our clients’ culture, operations, business strategies and industries

Our initial industry focus is on the financial services and money management industries (collectively, the “Managed Money Group”).   We believe that the increasing attention being given to the need for GRC will lead to a significant opportunity to help both small and large organizations build and support effective and cost efficient Risk Mitigation frameworks.  Our initial targeted clients within the Managed Money Group are; FINRA broker dealers, registered investment advisory firms, hedge funds, private equity firms, non-profits and family offices.    Our industry specific GRC solutions are designed and delivered based upon what we believe are the biggest Risk Mitigation challenges facing our targeted customer base.

We believe the top three business challenges facing the Money Managed Group today include; (1) managing regulatory, compliance and tax uncertainties, (2) identifying operation efficiencies to combat cost pressure, and (3) pursing new growth opportunities.     We believe these challenges will support multiple new entrants and create significant opportunity to grow our business.   Initially, we will focus on meeting challenges described under (1) and (2).

Business Risk Mitigation Trends

A 2013 Global Risk Management Survey, done by Deloitte & Touche LLP, gathered the views of Chief Risk Officers (CRO) or their equivalents at 86 financial services institutions around the world and was conducted from September to December 2012.  The final report highlighted trends in compliance and risk management concerns and spending for financial institutions in the coming year.  Some notable statistics included:

●	65% reported an increased spending on risk management and compliance this year
●	58% plan to increase their risk management budget over the next 3 years, 17% expecting an increase of 25% or more
●	94% of company boards commit more time to risk management oversight than five years ago, with 98% of boards reviewing risk management reports, up from 85% in 2010
●	82% have or are building an Enterprise Risk Management (ERM) Solution, compared to 59% in 2008
●	Less than 25% rate their technology solutions as extremely or very effective

Using a global, quantitative survey (based on 576 interviews with companies around the world and a review of more than 2,750 analyst and company reports), Ernest & Young (E&Y), assessed the maturity level of risk management practices and then determined a positive relationship between risk management maturity and financial performance.  E&Y identified the leading risk management practices that differentiated the various maturity levels and organized them into specific risk components.  E&Y’s findings suggest that:

●	The top-performing companies (from a risk maturity perspective) implemented on average twice as many of the key risk capabilities as those in the lowest-performing group.
●	Companies in the top 20% of risk maturity generated three times the level of EBITDA as those in the bottom 20%.
●	Financial performance is highly correlated with the level of integration and coordination across risk, control and compliance functions.
●	Effectively harnessing technology to support risk management is the greatest weakness or opportunity for most organization

Our Opportunity

We believe Risk Mitigation has become a growing operational and financial burden, limiting its ability to keep pace with business growth and transformational initiatives. We believe that to close that gap, clients need to utilize the efficiencies driven through technology automation.

We believe that one of the most common barriers to the implementation of Risk Mitigation solutions for small businesses is perceived cost.

We believe that the there is increased attention to and awareness of Risk Mitigation needs and related challenges.

We believe the adoption of the Affordable Care Patient & Protection Act (“ACA”) and its related employee and employer mandates will provide us an opportunity to delivery staffing Candidates, perform consulting and recommend technology solutions for all sizes of companies to ensure proper compliance with regulations and the employment laws related to ACA.

Based upon the above and the above described Business Risk Mitigation Trends, we believe there exists a significant opportunity to help both small and large organizations build and support effective and cost efficient Risk Mitigation frameworks.

Our Plan of Operations

Although we have already signed agreements with two clients, our initial business efforts will focus on building our organizational and GRC Solutions delivery structure (collectively, “Business Infrastructure”).   This includes; (i) building our network of search professionals (“Recruiters”), (ii) building our database of placement candidates (“Candidates”) and contract consultants (“Consultants”), (iii) developing our services delivery process and supporting documentation, (iv) developing our database of GRC technology solutions, and (v) building out our key-performance-indicator reporting and management system (“KPI Reporting”).

As of the date of this Prospectus, we have taken the following steps to implement our business plan:

-	Development of our business plan
-	Purchased, built-out capabilities and started populating our Customer Relationship Management (CRM) system. This system will be used for tracking new client prospecting as well as existing client related communications. As of the date of this Prospectus, we already populating the system with prospecting contact information on; 3,333 FINRA broker dealers, 30,861 hedge, mutual funds and private equity firms, 5,958 registered investment advisors with assets under management of less than $250 million;
-	We have engaged two consulting services clients;
-	Developed and launched our services website, www.compliancemoves.com and our search Candidate and Consultant website, www.clrcareers.com;
-	Started to develop our Key-Performance-Indicator (KPI) metrics reporting system;
-	Started to develop our database of what we believe are “best-in-class” technology solutions for industry specific Risk Mitigation

Over the next twelve months we plan to;

-	continue to standardize the processes of how our consulting services are provided. This is important to allow us to efficiently scale our operations with increased revenue. We anticipate this to be completed by the end of the first fiscal quarter of 2014;
-	increase efforts to acquire new search Candidates and Consultants. We plan to do Internet marketing, blogging and social media contact. We will also encourage referrals from existing Candidates and Consultants and plan to establish referral arrangements with other staffing companies. As of the date of this Prospectus we have no referral arrangements.
-	increase efforts to acquire new clients. We plan to do internet marketing that might include, search engine marketing, blogging, social media, affiliated marketing, organic and paid for search engine optimization. We may also employ certain traditional marketing tactics, including, mail, phone calls, content development, industry networking and direct selling. We plan to issue our first Internet marketing campaign in the first quarter of fiscal 2014.
-	Continue the development of our internal tracking and key-performance indicator (KPI) management reporting systems.

Our Targeted Milestones (during first year of operations)

1.
Target number of customers;  Starting in March 2014, we are looking to engage a minimum of six new customers per month with a cumulative target of 60 customers over the next twelve months   The targeted customer retention rate for new customers is six months.  We intend to reinvest a high percentage of our profits back into sales and marketing efforts.   We expect our marketing efforts to drive the speed at which our client base grows.

2.
Target number of new placement Candidates and Consultants.  We will continue to build our database of new placement Candidates and Consultants and are targeting to have over 150 such candidates by the end of the first fiscal quarter 2014 and a cumulative goal of 500 candidates at the end of 12 months.   To further increase our database of candidates, we plan establish referral arrangements with other staffing companies.  As of the date of this Prospectus we have not established any such relationships.

3.	Expand target customer base in the financial services industry to insurance companies and banks. We project such an effort will commence in our third fiscal quarter. .
4.
Expand our focus to provide our GRC solutions other industries such as; healthcare, energy, pharmaceutical, environmental, gaming, telecommunication.  We project that we will start establishing the industry specific service deliverables for this in our third fiscal quarter and begin providing services to select industries during our last fiscal quarter.

Results of Operations

Summary of Key Results

Revenue and Cost of Revenues

From July 29, 2013 (our inception) through September 30, 2013 we had a total of $2,000 in revenue from two clients.

Cost of revenues from inception through September 30, 2013 were $1,046.    $1,000 of such expenses represents an allocation for client service delivery from a related party.

Operating Expenses

Total operating and administrative expenses from inception through September 30, 2013 were $23,601.  $9,000 of such expenses represented services provided by a related party for certain financial and registration filing services and $4,750 in stock based compensation.

Liquidity and Capital Resources

As of September 30, 2013

Since July 29, 2013 (inception) through September 30, 2013, we have incurred net losses of $22,897, however, has a working capital surplus of $19,153.   As of September 30, 2013 we had $22,660 cash on hand in our corporate bank account.   Our ability to continue as a Going Concern is dependent upon achieving sales growth, management of operation expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

We need to either borrow funds from our officers or raise additional capital through equity or debt financings. We expect our current shareholders will be willing and able to provide such additional capital. However, we cannot be certain that such capital (from our officers or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to us.  However, if such financing were available, because we are in are early stages of our business plan, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations.  As a result, investors could lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

We believe that the funds available to the Company will be sufficient to continue our business for the next 12 months.  Should our revenues not increase as expected and if our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.   In the event that our revenues from operations are insufficient to meet our working capital needs, our major shareholder, Mountain Laurel Holdings Inc. has indicated that they may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company.   However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Election under JOBS Act of 2012

The Company has chosen to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Rosenberg, Rich Baker & Berman Co. has served as our registered independent public accounting firm since our inception.  There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Directors and Executive Officers

Name	Age	Position
Christopher Neuert	45	Director, President, CEO, Secretary, Treasurer and Chief Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

Mr. Neuert has served as our President, Sole Director, CFO, CEO since our August 31, 2013.   Mr. Neuert has been involved in the financial and management consulting business for over 10 years.    From 2009 through today, Mr. Neuert has spent most of his time advising insurance firms on sales management, agent recruiting and best practice compliance and operating processes and procedures.    During that time, Mr. Neuert acted as a recruiting manager, director of business development and client services and chief operating officer.   From 2005 through 2009, Mr. Neuert spent his time advising mortgage brokerage and title insurance firms on both front office sales strategy and back office compliance and operating procedures..    Mr. Neuert has been self-employed for the past ten years and also does some real estate development.

Board of Directors

The minimum number of directors we are authorized to have is one and the maximum is five.  In no event may we have less than one director.  Although we anticipate appointing additional directors in the future, as of the date hereof we have one director, Mr. Christopher Neuert. We considered Mr. Neuert’s prior financial and management consulting experience were important factors in concluding that he was qualified to serve as one of our directors.

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

We currently do not have a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the year ended September 30, 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Christoper Neuert	2013	--	--	4,750	(1)	--	4,750
President, CEO, CFO, director
_________________________________________________________________________________________________________________________________________________________
(1)	We issued 95,000 shares to Mr. Neuert on August 31, 2013 for his services as our sole officer and director.

Other than as set forth in the table above, there has been no cash or non-cash compensation awarded to, earned by or paid to any of our officers and directors since inception.  We do not intend to pay salaries in the next twelve months.   We do not currently have a stock option plan, non-equity incentive plan or pension plan.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreement

On August 31, 2013, we entered into an employment agreement with Christopher Neuert under which Mr. Neuert agreed to serve as President, Secretary, Treasurer and as a director.  The agreement has a 3-year term and may be extended at the option of the Company.   Under the terms of the Agreement we agreed to issue Mr. Neuert 95,000 shares of the Company’s common stock as compensation for his services thereunder.  Mr. Neuert will be entitled to cash compensation or other stock compensation as is mutually determined and agreed by the Company’s controlling stockholder, Mountain Laurel, Inc., provided, however, that it is understood and agreed that Mr. Neuert will take no cash compensation until such time as this prospectus is declared effective.  Under the Agreement, Mr. Neuert agreed to provide the Company executive office space free of charge until a period of at least 3-months after the date of this prospectus.  The Agreement provides for termination upon mutual agreement, by the Company at any time and by Mr. Neuert upon 30-day written notice.  Mr. Neuert agreed to a 1-year non-solicitation of customers and a 6-month non-solicitation of employees and independent contractors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 3, 2013 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.  As of December 3, 2013, we had 4,230,000 shares of common stock issued and outstanding.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Registration statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Beneficially Owned	Percentage Owned
Mountain Laurel Holding Inc. (2)	3,500,000	82.7%
Christopher Neuert (3)	198,000	4.7%
All directors and officers as a group (1 persons)	198,000	4.7%
_____________________
(1)	Unless otherwise stated, the address is 49 Main Street, new Egypt, NJ. 08533
(2)	The address is: 80 Mountain Laurel Road, Fairfield, CT 06824. Mary Ellen Schloth is the sole shareholder
        (3)  Includes 3,000 shares held by Grace Neuert, Mr. Neuert’s spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a consulting agreement dated August 1, 2013 with Ocean Cross Business Solutions Group LLC (“OCB”) under which OCB will provide certain general accounting, finance and assistances with the filing of this S1.   Through its contractors, as needed, OCB will also provide client delivery services for the Company.  Mr. William Schloth is the president and owner of OCB.  Mr. Schloth is the husband of the sole owner of Mountain Laurel Holdings Inc., our majority shareholder.     During the period from inception July 29, 2013 through September 30, 2013 we recorded $10,000 for these various services.  At September 30, 2013 the Company did not owe any money to OCB for these services.

We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by Rosenberg, Rich, Baker Berman  & Co., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia & Carney, P.C., Santa Monica, California.

Indeglia & Carney, P.C. was issued 168,000 shares of our common stock in consideration of legal services rendered and counsel’s agreement to defer fees, which shares of common stock are being offered by them hereby as selling security holders in this offering.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Compliance & Risk Management Solutions, Inc.

We have audited the accompanying balance sheet of Compliance & Risk Management Solutions, Inc. as of September 30, 2013, and the related statement of operations, stockholders’ equity, and cash flows for the period from July 29, 2013 (inception) through September 30, 2013. Compliance & Risk Management Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compliance & Risk Management Solutions, Inc. as of September 30, 2013, and the results of its operations and its cash flows for the period from July 29, 2013 (inception) through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company had a net loss and net cash used in operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company
Somerset, NJ
November 29, 2013

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
BALANCE SHEET
AS OF SEPTEMBER 30, 2013

ASSETS

CURRENT ASSETS:
Cash or cash equivalents	$22,660
TOTAL CURRENT ASSETS	22,660

TOTAL ASSETS	$22,660

LIABILIATIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,257
Accrued taxes	250
TOTAL CURRENT LIABILITIES	3,507

TOTAL LIABILITIES	3,507

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value, 15,000,000 shares authorized, none issued and outstanding	-
Stock Subscriptions receivable	(20,000)
Common stock, $.0001 par value, 75,000,000 shares authorized, 4,041,000 shares issued and outstanding, as of September 30, 2013	405
Additional paid-in capital	61,645
Retained deficit	(22,897)
TOTAL STOCKHOLDERS' EQUITY	19,153
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,660

The accompanying notes to financial statements are an integral part of these statements.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
STATEMENT OF OPERATIONS
CUMULATIVE FROM INCEPTION (JULY 29, 2013)
THROUGH SEPTEMBER 30, 2013

From Inception through September 30, 2013

Revenues:
Professional service revenues	$2,000
Total Revenues	2,000

Cost of revenues	46
Cost of revenues from a related party	1,000
Gross Profit	954

Operating expenses:
Stock based compensation	4,750
General and administrative	9,851
General and administrative costs from a related party	9,000
Total operating expenses	23,601

Loss from operations	(22,647)

Income (Loss) before taxes	(22,647)
Income tax provision	250

Net (loss) applicable to common shareholders	$(22,897)

Net (loss) per share - basic and diluted	$(0.01)

Weighted number of shares outstanding -
Basic and diluted	3,723,000

The accompanying notes to financial statements are an integral part of these statements.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 29, 2013)
THROUGH SEPTEMBER 30, 2013

	Preferred Stock		Common		Paid-In	Sub	Retained	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Rec'b	(Deficit)	(Deficit)

Balance at Inception, July 29, 2013	-	$-	0	$-	$-	$-	$-	$-

Issuance of common stock			3,946,000	395	56,905	(20,000)		37,300
Issuance of common stock for services			95,000	10	4,740			4,750
Net loss for period	-	-					(22,897)	(22,897)
	-	-
Balance September 30, 2013	-	$-	4,041,000	$405	$61,645	$(20,000)	$(22,897)	$19,153

The accompanying notes to financial statements are an integral part of these statements.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
STATEMENT OF CASH FLOWS
CUMULATIVE FROM INCEPTION (JULY 29, 2013)
THROUGH SEPTEMBER 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(22,897)
Adjustments to reconcile net (loss) to cash used in operating activities:

Stock based compensation	4,750

Change in operating assets and liabilities:
Accounts payable and accrued expenses	3,257
Income tax payable	250
Net cash used in operating activities	$(14,640)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from Issuance of common stock	37,300
Net cash provided by financing activities	$37,300

NET INCREASE IN CASH	22,660

CASH AND CASH EQUIVALENTS at beginning of period	-
CASH AND CASH EQUIVALENTS at end of period	$22,660

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Income Taxes	$-

Supplemental schedule of non-cash investing and financing activities
Sale of stock for subscription receivable	$20,000

The accompanying notes to financial statements are an integral part of these statements.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
NOTES TO FINANCIAL STATEMENTS

Note 1.  The Company History and Nature of the Business

Compliance & Risk Management Solutions Inc. (the “Company”), formed on July 29, 2013, is engaged in providing corporate governance, compliance and risk management (“GRC” or “Risk Mitigation”) business services and technology solutions (“GRC Technology”). The Company’s GRC Solutions bring people, process and software tools to help clients more effectively and cost efficiently handle their Risk Mitigation efforts.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.   Since inception, the Company has incurred net losses of $22,897 and has a working capital surplus of $19,153 at September 30, 2013.  Our ability to continue as a going concern is dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

We need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings. We expect our current majority shareholder will be willing and able to provide such additional capital.   However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us.   Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business.   If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Revenue Recognition

The Company derives its revenue from the permanent placement of executive level personnel and the sale of general compliance and risk management consulting services.   The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Executive Placement Services

The Company recognizes revenue for executive placements based on the nature of the fee arrangement. Revenue generated when the Company permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals.  Revenue generated when the Company permanently places an individual with a client on a retained basis is recorded ratably over the period services are rendered, net of an allowance for estimated fee reversals.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
NOTES TO FINANCIAL STATEMENTS

Consulting Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

The Company records revenue as services are performed.   Invoicing is done at the beginning of each month for the services to be rendered that month.

Reimbursements

The Company incurs certain out-of-pocket expenses that are reimbursed by its clients, which are accounted for as revenue in its Statement of Operations.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2013.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.  Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2013 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Stock-Based Compensation

Stock compensation arrangements with non-employee service providers are accounted for in accordance ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2013 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
NOTES TO FINANCIAL STATEMENTS

3. Common Stock

On July 30, 2013, the Company issued 3,500,000 shares of common stock to the Mountain Laurel Holdings, Inc (“MLH”) at a price of $0.01 per share, for a $35,000 subscription receivable.   As of September 30, 2013, $20,000 of the subscription receivable remains unpaid.

On August 31, 2013, the Company issued 351,000 shares of common stock to 20 new shareholders at a price of $0.05 per share for a total of $17,550.

On August 31, 2013, the Company issued 95,000 shares of common stock to Christopher Neuert in Exchange for him agreeing to be our sole director, CEO and CFO.  The Company used the offering price of $0.05 to value the shares at $4,750.   Such amount has been reflected as stock based compensation on the statement of operations with a credit to paid in capital.

On September 30, 2013, the Company issued 95,000 shares of common stock to 10 new shareholders at a price of $0.05 per share for a total of $4,750.

4. Income Taxes

The provision for income taxes for the period ended September 30, 2013 was as follows (assuming a 15% effective tax rate):

Current Tax Provision:
Federal – State – Local	250
Taxable income	$-

Total current tax provision	$250

Deferred Tax Provision:
Federal
Loss carry-forwards	$6,411
Change in valuation allowance	(6,411)

Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2013 as follows:

Loss carry-forwards	$6,411
Less - valuation allowance	(6,411)

Total net deferred tax assets	$-

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC
NOTES TO FINANCIAL STATEMENTS

The Company provided a valuation allowance equal to the deferred income tax assets for period ended September 30, 2013 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-
forwards.

As of September 30, 2013, the Company had approximately $22,660 in tax loss carry-forwards that can be utilized future periods to reduce taxable income, and expire by the year 2033.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5. Related Party Loans and Transactions

Ocean Cross Business Solutions Group LLC.

On August 1, 2013, the Company has engaged the services (the “Agreement”) of Ocean Cross Business Solutions Group LLC (“OCBSG”), to provide assistance with filing of the SEC Form 1, general accounting, finance, general management and client delivery services.   OCBSG is own by William Schloth, the Company’s CEO, and husband of the majority shareholder MLH.   The Agreement provides for a monthly consulting fee of $5,000.  The Agreement maybe terminated by either party at any time.   As of September 30, 2013, no amount was due to OCBSG.     The Company has reflected this arrangement in the statement of operation as related party expenses as has allocated $1,000 of such amount to cost of good sold for client delivery services performed.

7. Subsequent Events

On October 31, 2013, the Company issued 21,000 shares of common stock to 7 new investors at a price of $0.05 per share for a total of $1,050.

On November 26, 2013, Mountain Laurel Holdings paid the remaining $20,000 balance of its subscription receivable.

On November 26, 2013, the Company issued 168,000 shares of common stock to its legal counsel in consideration of services rendered in connection with the preparation of the Company’s registration statement on Form S-1and counsel’s agreement to defer fees in connection therewith.

1,508,000 Common Shares

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2013, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  ____________ __, 2013

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM.13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$25
Transfer Agent Fees*	$1,000.00
Accounting fees and expenses*	$3,000.00
Legal fees and expenses*	$25,000.00
Edgar filing, printing and miscellaneous expenses*	$975.00
TOTAL	$30,000.00

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM.14  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified by the Delaware General Corporation Law (“DGCL”). DGCL does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may be held by the courts of the State of Delaware to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our certificate of incorporation provides that to the fullest extent permitted under the DGCL, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article X of our Bylaws provides that directors’ liability is limited according to Article X of our certificate of incorporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 30, 2013 the Company issued Mountain Laurel Holdings Inc. (“MLH”) 3,500,000 shares for a $35,000 capital commitment at a purchase price of $0.01 per share.  We received gross proceeds of $35,000 for the issuance of these shares.  The proceeds were used for working capital and general corporate purposes.  These issuances were exempt under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).  MLH is an accredited investor and was solicited by officers of the Company and such investor had a substantial pre-existing relationship with such officers of the Company.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013, we issued Mr. Neuert 95,000 shares in exchange for his agreement to be our sole director, President, CEO and CFO.  These shares were valued at $4,750.  The issuance was exempt under Section 4(2) of the Securities Act.    The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

On August 31, 2013 we issued 351,000 shares to 20 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $17,550.  On September 30, 2013, we issued 95,000 shares to 15 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $4,750.    On October 31, 2013 we issued 21,000 shares to 7 new individual shareholders at a price of $0.05 per share for aggregate proceeds of $1,050.      The proceeds for these issuances were used for working capital and general corporate purposes.  The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On November 26, 2013 we issued a total of 168,000 shares our legal counsel in consideration of legal services rendered and counsel’s agreement to defer fees.   The issuance was exempt under Section 4(2) of the Securities Act.  The shares of common stock received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation
3.2	By-Laws
5.1	Opinion of Indeglia & Carney, P.C.*
10.1	Employment Agreement with Christopher Neuert
10.2	Agreement with Ocean Cross Business Solutions Group
23.1	Consent of Rosenberg Rich Baker Berman & Co.
23.2	Consent of Indeglia & Carney, P.C., (filed as part of Exhibit 5.1)*
*To be filed by amendment

 ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on December 4, 2013.

COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.

By:	/s/ Christopher Neuert
Christopher Neuert
President, Principal Executive Officer and Sole Director, Chief Accounting & Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher Neuert	President and Director, Secretary, Treasurer	December 4, 2013
Christopher Neuert	(Principal Executive and Accounting Officer)